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                                                                     EXHIBIT 4.8


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                       CLEAR CHANNEL COMMUNICATIONS, INC.

                                       AND

                              THE BANK OF NEW YORK,


                                   as Trustee


                                   ----------

                          FIFTH SUPPLEMENTAL INDENTURE

                            Dated as of June 21, 2000

                                       TO

                                SENIOR INDENTURE

                           Dated as of October 1, 1997


                                   ----------

                  Floating Rate Senior Notes Due June 15, 2002



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                                    Fifth Supplemental Indenture, dated as of
                           the 21st day of June 2000 (this "Fifth Supplemental Indenture"), between Clear Channel Communications, Inc., a corporation duly organized and existing under the laws of the State of Texas (hereinafter sometimes referred to as the "Company") and The Bank of New York, a New York banking corporation, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of October 1, 1997, between the Company and the Trustee (the "Indenture"); as set forth in Section 7.01 hereto and except as otherwise set forth herein, all terms used and not defined herein are used as defined in the Indenture.

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its Securities, to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided;

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its Floating Rate Senior Notes Due June 15, 2002 (said series being hereinafter referred to as the "Floating Rate Notes"), the form of such Senior Floating Rate Senior Notes and the terms, provisions and conditions thereof to be as provided in the Indenture and this Fifth Supplemental Indenture;

                  WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this Fifth Supplemental Indenture, and all requirements necessary to make this Fifth Supplemental Indenture a valid instrument, enforceable in accordance with its terms, and to make the Floating Rate Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery of this Supplemental Indenture and the Floating Rate Notes have been in all respects duly authorized.

                  NOW, THEREFORE, in consideration of the purchase and acceptance of the Floating Rate Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form of the Floating Rate Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                    ARTICLE I

                         General Terms and Conditions of
                             the Floating Rate Notes

                  SECTION 1.01. (a) There shall be and is hereby authorized a series of Securities designated the "Floating Rate Senior Notes Due June 15, 2002", initially limited in aggregate principal amount to $250,000,000. Without the consent of the Holders of the Notes, the aggregate principal amount of this Floating Rate Note may be increased in the future, on the same terms and conditions and with the same CUSIP number as the Floating Rate Notes have. The Floating Rate Notes shall mature and the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon on June 15, 2002.

                  SECTION 1.02. (a) The Floating Rate Notes shall be initially issued as Global Securities. Principal and interest on the Floating Rate Notes issued in certificated form will be payable, the transfer of such Floating Rate Notes will be registrable and such Floating Rate Notes will be exchangeable for Floating Rate Notes bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York provided for that purpose; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register and that the payment of principal with respect to the Floating Rate Notes will only be made upon surrender of the Floating Rate Notes to the Trustee.

                  SECTION 1.03. Each Floating Rate Note will bear interest at the rate specified below from June 21, 2000 until the principal thereof becomes due and payable, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an "Interest Payment Date", commencing on September 15, 2000), to the person in whose name such Floating Rate Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which, except as set forth below, shall be, March 1, June 1, September 1 or December 1 next preceding the Interest Payment Date with respect to such interest installment. Any installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered holder of a Floating Rate Note on such regular record date and may be paid to the person in whose name such Floating Rate Note

(or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof to be given to the registered holders of the Floating Rate Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Floating Rate Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30 day months. In the vent that nay date on which interest is payable on the 7.875% Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay.

                  Each Floating Rate Note will bear interest from June 21, 2000, or if interest has already been paid, from the date it was most recently paid to, but excluding, June 15, 2002 at a rate per annum equal to LIBOR (as defined below) plus 0.55% payable quarterly on March 15, June 15, September 15 and December 15, commencing on September 15, 2000, collectively, the "floating interest payment dates." If, however, any floating interest payment date (other than the maturity date) would fall on a day that is not a Business Day, the floating interest payment date will be the following day that is a Business Day. If the maturity date of the Floating Rate Notes falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date.

                  The rate of interest on the Floating Rate Notes will be reset quarterly (the "floating interest reset period," and the first day of each floating interest reset period will be a "floating interest reset date"). The floating interest reset dates will be March 15, June 15, September 15 and December 15. If any floating interest reset date would otherwise be a day that is not a Business Day, the floating interest reset date shall be postponed to the next succeeding Business Day.

                  Interest payments for the Floating Rate Notes will be the amount of interest accrued from the date of issue or from the last date to which interest has been paid to, but excluding, the floating interest payment date or maturity date, as the case may be.

                  Accrued interest on any Floating Rate Note will be calculated by multiplying the principal amount of the Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each date in the period for which interest is being paid. The interest factor for each date is computed by dividing the interest rate applicable to that day by 360. All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one-hundredth-thousandth of a percentage point (.0000001), with five one millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any floating interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding floating interest reset date, or, if none, the initial floating rate.

                  The Calculation Agent is The Bank of New York (the "Calculation Agent") for all Floating Rate Notes. Upon the request of the holder of any Floating Rate Notes, the calculation agent will provide the interest rate then in full effect and, if determined, the interest rate that will become effective on the next floating interest reset date with respect to that Floating Rate Note.

                  The "floating interest determination date" pertaining to a floating interest reset date will be the second London banking day preceding that floating interest reset date. "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                  "LIBOR" for each floating interest reset date will be determined by the calculation agent as follows:

                  (i) As of the floating interest determination date, the calculation agent will determine LIBOR as the rate for deposits in U.S. dollars for a period of three months, commencing on that floating interest determination date, that appears on Page 3750 on Bridge Telerate Inc., or any successor page, at approximately 11:00 a.m., London time, on that floating interest determination date. If no rate appears, LIBOR in respect of that floating interest determination date will be determined as described in
                           (ii) below.

                  (ii) With respect to a floating interest determination date on which no rate appears, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with the Company, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the second London banking day immediately following the floating interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that floating interest determination date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR for the floating interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable floating interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that floating interest reset date, by three major banks in New York City, as selected by the calculation agent after consultation with the Company, for loans in U.S. dollars to lending European banks, for a period of three months commencing on that floating interest reset date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the calculation agent are not quoting as mentioned above, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding floating interest reset period, or, if there was no floating interest reset period, the rate of interest payable will be the initial floating interest rate.

                  SECTION 1.04. The Floating Rate Notes are not entitled to any sinking fund.

                  SECTION 1.05. Section 101 of the Indenture is hereby amended, solely with respect to the Floating Rate Notes, by amending and restating the definition of "Principal Property" as follows: "Principal Property" means any radio broadcasting, television broadcasting, outdoor advertising or live entertainment property located in the United States owned or leased by the Company or any Subsidiary, unless, in the opinion of the Board of Directors of the Company, such properties are not in the aggregate of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

                                   ARTICLE II

                No Optional Redemption of the Floating Rate Notes

                  SECTION 2.01. The Company will have no right of optional redemption at any time prior to June 15, 2002.

                                   ARTICLE III


                           Form of Floating Rate Notes

                  SECTION 3.01. The Floating Rate Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


         THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


                       CLEAR CHANNEL COMMUNICATIONS, INC.
                   FLOATING RATE SENIOR NOTE DUE JUNE 15, 2002


REGISTERED                                                        $[   ],000,000

NO. R-[  ]                                                     CUSIP 184502 AF 9

                  CLEAR CHANNEL COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   Cede & Co.

or registered assigns, the principal sum of $[ ],000,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, on June 15, 2002 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum quarterly on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2000 (each an "Interest Payment Date"), at said office or agency, in like coin or currency, at the rate per annum specified below, from March 1, June 1, September 1 or December 1, as the case may be, next preceding the date of the Notes to which interest on the Notes has been paid or duly provided for (unless the date hereof is the date to which interest on the Notes has been paid or duly provided for, in which case from the date of the Notes), or if no interest has been paid on the Notes or duly provided for, from June 21, 2000 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the 1st day of any March, June, September or December and before the next succeeding March 15, June 15, September 15 or December 15, the Notes shall bear interest from such March 15, June 15, September 15 or December 15, as the case may be; provided, however, that if the Company shall default in the payment of interest due on such March 15, June 15, September 15 or December 15, then the Notes shall bear interest from the next preceding March 15, June 15, September 15 or December 15 to which interest on the Notes has been paid or duly provided for, or, if no interest has been paid on the Notes or duly provided for, from June 21, 2000. The interest so payable, and punctually paid or duly provided for, on any March 15, June 15, September 15 or December 15 will, except as provided in the Indenture dated as of October 1, 1997, as supplemented by the Fifth Supplemental Indenture dated as of June 21, 2000 (herein called the "Indenture"), duly executed and delivered by the Company and The Bank of New York, as Trustee (herein called the "Trustee"), be paid to the Person in whose name the Notes (or one or more Predecessor Securities) are registered at the close of business on the next preceding March 1, June 1, September 1 or December 1, as the case may be (herein called the "Regular Record Date"), whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name the Notes (or one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture. Notwithstanding the foregoing, in the case of interest payable at Stated Maturity, such interest shall be paid to the same Person to whom the principal hereof is payable. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                  The Notes will bear interest from June 21, 2000, or if interest has already been paid, from the date they were most recently paid to, but excluding, June 15, 2002 at a rate per annum equal to LIBOR (as defined below) plus 0.55% payable quarterly on March 15, June 15, September 15 and December 15, commencing on September 15, 2000 (collectively, the "floating interest payment dates.") If, however, any floating interest payment date (other than the maturity date) would fall on a day that is not a Business Day, the floating interest payment date will be the following day that is a Business Day. If the maturity date of the floating rate notes falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date.

                  The rate of interest on the Notes will be reset quarterly (the "floating interest reset period," and the first day of each floating interest reset period will be a "floating interest reset date"). The floating interest reset dates will be March 15, June 15, September 15 and December 15. If any floating interest reset date would otherwise be a day that is not a Business Day, the floating interest reset date shall be postponed to the next succeeding Business Day.

                  Interest payments for the Notes will be the amount of interest accrued from the date of issue or from the last date to which interest has been paid to, but excluding, the floating interest payment date or maturity date, as the case may be.

                  Accrued interest on the Notes will be calculated by multiplying the principal amount of the Notes by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each date in the period for which interest is being paid. The interest factor for each date is computed by dividing the interest rate applicable to that day by 360. All percentages used in or resulting from any calculation of the rate of interest on the Notes will be rounded, if necessary, to the nearest one-hundredth-thousandth of a percentage point (.0000001), with five one millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any floating interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding floating interest reset date, or, if none, the initial floating rate.

                  The Calculation Agent is The Bank of New York (the "Calculation Agent") for the Notes. Upon the request of the holder of any Note, the Calculation Agent will provide the interest rate then in full effect and, if determined, the interest rate that will become effective on the next floating interest reset date with respect to that Note.

                  The "floating interest determination date" pertaining to a floating interest reset date will be the second London banking day preceding that floating interest reset date. "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                  "LIBOR" for each floating interest reset date will be determined by the calculation agent as follows:

                  (i) As of the floating interest determination date, the calculation agent will determine LIBOR as the rate for deposits in U.S. dollars for a period of three months, commencing on that floating interest determination date, that appears on Page 3750 on Bridge Telerate Inc., or any successor page, at approximately 11:00 a.m., London time, on that floating interest determination date. If no rate appears, LIBOR in respect of that floating interest determination date will be determined as described in
                           (ii) below.

                  (ii) With respect to a floating interest determination date on which no rate appears, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Company, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the second London banking day immediately following the floating interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that floating interest determination date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR for the floating interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable floating interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that floating interest reset date, by three major banks in New York City, as selected by the calculation agent after consultation with the Company, for loans in U.S. dollars to lending European banks, for a period of three months commencing on that floating interest reset date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the calculation agent are not quoting as mentioned above, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding floating interest reset period, or, if there was no floating interest reset period, the rate of interest payable will be the initial floating interest rate.

                  The Bank of New York will be the Paying Agent, the Calculation Agent and the Security Registrar with respect to the Notes. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent, Calculation Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars or Calculation Agents, which may include the Company, and to approve any change in the office through which any Paying Agent, Calculation Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in The City of New York and there will be no more than one Security Registrar for the Notes.

                  The Notes are one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

                  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. The Notes are one of the series of Securities of the Company issued pursuant to the Indenture and designated as the Floating Rate Senior Notes Due June 15, 2002 (herein called the "Notes").

                  The Notes are not subject to redemption at the option of the Company.

                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange here for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

                  As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series.

                  The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

                  Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York designated for such purpose, a new Note or Notes of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

                  No charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  This Note shall be construed in accordance with and governed by the laws of the State of New York.

                  Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, CLEAR CHANNEL COMMUNICATIONS, INC. has caused this Note to be duly executed.


                                            CLEAR CHANNEL COMMUNICATIONS, INC.

                                            by
                                              ----------------------------------
                                                   Name:
                                                   Title:

[Company Seal]                              by
                                              ----------------------------------
                                                   Name:
                                                   Title:



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                            THE BANK OF NEW YORK,
                                                 as Trustee,

Dated:  June 21, 2000               by
                                       -----------------------------------------
                                              Authorized Signatory

                                   ----------

                                  ABBREVIATIONS

                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM--as tenants in common
         TEN ENT--as tenants by the entireties
         JT TEN--as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT--...........Custodian.........
                                                     (Cust)            (Minor)
                                    Under Uniform Gifts to Minors Act

                                    ----------------------------------------
                                                              (State)

                                 Additional abbreviations may also be used
                                       though not in the above list.

                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto

----------------------------------
:                                                                      :
:                                 :
----------------------------------
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE:

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL
ZIP CODE OF ASSIGNEE:

------------------------------------------------------------
                                           the within Note and all
-------------------------------------------
rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------


attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


--------------------------------------------------------------------------------

Dated:
     --------------------------------        -----------------------------------
                                             Signature Guaranty
-------------------------------------
          Signature                          Signatures must be guaranteed by an
(Signature must correspond with the          "eligible guarantor institution"
name as written upon the face of the         meeting the requirements of the
within instrument in every particular,       Registrar, which requirements
without alteration or enlargement or         include membership or participation
any change whatever.)                        in the Security Transfer Agent
                                             Medallion Program ("STAMP") or such
                                             other "signature guarantee program"
                                             as may be determined by the
                                             Registrar in addition to, or in
                                             substitution for, STAMP, all in
                                             accordance with the Securities
                                             Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

                                   ARTICLE IV

                      Original Issue of Floating Rate Notes

                  SECTION 4.01. Floating Rate Notes in the initial aggregate principal amount equal to $250,000,000 may, upon execution of this Fifth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Floating Rate Notes to or upon a Company Order.


                                    ARTICLE V

                            Miscellaneous Provisions

                  SECTION 5.01. Except as otherwise expressly provided in this Fifth Supplemental Indenture or in the form of Floating Rate Note or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Floating Rate Note that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

                  SECTION 5.02. The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed. This Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  SECTION 5.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

                  SECTION 5.04. This Fifth Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

                                            CLEAR CHANNEL COMMUNICATIONS, INC.,

                                            by
                                              ----------------------------------
                                                  Name:
                                                  Title:

                                            THE BANK OF NEW YORK, as Trustee

                                            by
                                              ----------------------------------
                                                  Name:
                                                  Title: